As filed with the Securities and Exchange Commission on October 31, 2000
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELL COMPUTER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2487834 (I.R.S. Employer Identification No.)

One Dell Way, Round Rock, Texas (Address of principal executive offices)	78682-2244 (Zip code)

DELL COMPUTER CORPORATION
1998 BROAD-BASED STOCK OPTION PLAN
(Full title of the plan)

Thomas B. Green Senior Vice President, Law and Administration Dell Computer Corporation One Dell Way Round Rock, Texas 78682-2244 (Name and address of agent for service)	Copies to: Thomas H. Welch, Jr. Vice President — Legal Dell Computer Corporation One Dell Way Round Rock, Texas 78682-2244

(512) 338-4400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of Registration Fee

Common Stock	5,000,000 shares	$26.50	$132,500,000	$34,980

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933, based on the average of the high and low prices for Registrant’s common stock reported on the Nasdaq Stock Market on October 25, 2000.

(2)	Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Registrant’s common stock as may become issuable pursuant to the antidilution provisions of the Dell Computer Corporation 1998 Broad-Based Stock Option Plan.

EX-5 Opinion/Consent of Thomas H. Welch, Jr.
EX-23.1 Consent of PricewaterhouseCoopers LLP
EX-99 Amended/Restated 1998 Broad-Based Stock Plan

Pursuant to General Instruction E of Form S-8 (“Registration of Additional Securities”), the Registrant hereby makes the following statement:

On October 30, 1998, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-66415) (the “Prior Registration Statement”) relating to shares of the Registrant’s common stock to be issued pursuant to the Dell Computer Corporation 1998 Broad-Based Stock Option Plan (the “Broad-Based Plan”), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Broad-Based Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description of Exhibit

5	Opinion of Thomas H. Welch, Jr., Vice President — Legal

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Legal Counsel (included in Exhibit 5)

24	Power of Attorney (set forth on Page 3)

99	Amended and Restated Dell Computer Corporation 1998 Broad-Based Stock Option Plan

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, Texas on October 31, 2000.

DELL COMPUTER CORPORATION

By:	/s/ Michael S. Dell Michael S. Dell, Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of Michael S. Dell and Thomas B. Green as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

Signature	Capacity	Date

/s/ Michael S. Dell Michael S. Dell	Chairman of the Board and Chief Executive Officer (principal executive officer)	October 31, 2000

/s/ Donald J. Carty Donald J. Carty	Director	October 31, 2000

/s/ Michael H. Jordan Michael H. Jordan	Director	October 31, 2000

/s/ Thomas W. Luce III Thomas W. Luce III	Director	October 31, 2000

/s/ Klaus S. Luft Klaus S. Luft	Director	October 31, 2000

Signature	Capacity	Date

/s/ Alex J. Mandl Alex J. Mandl	Director	October 31, 2000

/s/ Michael A. Miles Michael A. Miles	Director	October 31, 2000

/s/ Samuel A. Nunn Samuel A. Nunn	Director	October 31, 2000

/s/ Mary Alice Taylor Mary Alice Taylor	Director	October 31, 2000

/s/ Morton L. Topfer Morton L. Topfer	Director	October 31, 2000

/s/ James M. Schneider James M. Schneider	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	October 31, 2000

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Thomas H. Welch, Jr., Vice President — Legal

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Legal Counsel (included in Exhibit 5)

24	Power of Attorney (set forth on Page 3)

99	Amended and Restated Dell Computer Corporation Incentive Plan